UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2007

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 Sidney Street, Cambridge, MA 02139

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

Effective July 27, 2007 ImmunoGen, Inc. (the “Company”) entered into a lease agreement with Intercontinental Fund III (the “Landlord”) for the rental of approximately 90,000 square feet of laboratory and office space at 830 Winter Street, Waltham, MA.  The Company plans to occupy the space around April 1, 2008 and intends to use this space for its corporate headquarters and other operations currently located in Cambridge, MA. The initial term of the lease is for 12 years with an option for the Company to extend the lease for two additional terms of five years.  Under the terms of the agreement, the Company will pay the Landlord annual minimum rent of $3,334,875 in the first three years, $3,690,595 in the second three years, $3,957,385 in years 7-9 and $4,224,175 in years 10-12, in monthly installments, as well as its proportionate share of taxes and operating expenses in all years.

ITEM 2.03  Creation of a Direct Financial Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: July 31, 2007	/s/ Daniel M. Junius

Daniel M. Junius
Executive Vice President and Chief Financial Officer